COLLABORATIVE RESEARCH AGREEMENT
                        --------------------------------


     This agreement ("AGREEMENT") is made as of August 1, 1997 ("EFFECTIVE DATE") by and between BOSTON MEDICAL CENTER CORPORATION (hereinafter referred to as "BMCC"), a Massachusetts not-for-profit corporation, having its principal place of business at One Boston Medical Center Place, Boston, Massachusetts 02118, which is a member institution of the Boston University Medical Center, and OXiGENE, Inc., (hereinafter referred to as "OXiGENE"), a Delaware corporation, having its principal place of business at 110 East 59th Street, New York, New York 10022.


     WHEREAS, BMCC has developed certain technology involving cordycepin, deoxycoformycin and other related compounds, as potential novel agents for use in cancer and infectious diseases, and has established, within its Department of Medicine, a research unit (referred to as the Developmental Therapeutics Unit) to focus on the continued study and clinical development of these and other novel therapeutic agents; and


     WHEREAS,  OXiGENE  and BMCC  entered  into a Clinical  Trial and  Sponsored
Research Agreement, effective as of December 1, 1996 (the "CORDYCEPIN AGREEMENT", a copy of which is attached hereto for reference purposes only as Appendix A), pursuant to which BMCC, among other things, is carrying out clinical and laboratory-based research studies on cordycepin, deoxycoformycin and other related compounds as novel therapeutic agents; and


     WHEREAS, OXiGENE is engaged in the design and development of drugs that enhance the clinical efficacy of radiation therapy and chemotherapy in cancer treatment; and


     WHEREAS, the continued study and further development of these radiation- and chemo-sensitizing drugs in collaboration and conjunction with the BMCC Developmental Therapeutics Unit's on-going studies on cordycepin, deoxycoformycin and other related compounds, as contemplated by this AGREEMENT, is of mutual interest and benefit to OXiGENE and BMCC; and


     WHEREAS, OXiGENE and BMCC wish to expand their collaboration to additional areas of research;


     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable considerations, the receipt of which is acknowledged, the parties hereby agree as follows:


                             ARTICLE I--APPOINTMENT
                             ----------------------


1.1 In order to achieve the objectives contemplated by this AGREEMENT, BMCC shall support Dr. Ronald W. Pero, Professor of Molecular Ecogenetics at the University of Lund in Lund, Sweden ("LUND UNIVERSITY"), and OXiGENE's Chief Scientific Officer, in his application to the BMCC Medical-Dental Staff to become a member of the Scientific Staff. Dr. Pero shall be a Research Program Director within the Developmental Therapeutics Unit of the BMCC Department of Medicine. With his appointment to the Medical Dental Staff, Dr. Pero will enjoy all the rights and benefits, and assume all the responsibilities and obligations, as a member of the Scientific Staff as set forth in the BMCC Medical Dental Staff Bylaws.


1.2 In conjunction with the appointment contemplated by Section 1.1, BMCC will propose Dr. Pero for appointment to the rank of Research Professor of Medicine at Boston University School of Medicine. This appointment, in accordance with Boston University Policy on Faculty Appointments, will constitute a secondary professorial appointment to Dr. Pero's primary professorial appointment at LUND UNIVERSITY. Dr. Pero will enjoy all the rights and benefits, and will assume all the responsibilities and obligations, of full professorial status in the Department of Medicine of Boston University School of Medicine.


1.3 BMCC will provide Dr. Pero with appropriate laboratory and administrative space and facilities within the BMCC Developmental Therapeutics Unit (the "FACILITY") to carry out the activities contemplated by this AGREEMENT.


1.4 By virtue of his appointment as a Research Program Director, Dr. Pero will have the authority, subject to review and approval by Dr. Joseph Loscalzo, Chairman of the Department of Medicine of BMCC, to recruit and appoint appropriately qualified individuals to serve as members of his research and administrative staff within the Developmental Therapeutics Unit.


                          ARTICLE II--RESEARCH PROGRAM
                          ----------------------------


2.1 BMCC and OXiGENE agree to conduct programs of laboratory-based and clinical research at the FACILITY (the "RESEARCH PROGRAM") in accordance with the terms of this AGREEMENT. The RESEARCH PROGRAM shall have the following component parts:

         (i) A laboratory-based and clinical program pursuant to which Dr. Pero will conceive, direct, manage and conduct research aimed at the continued development of N-substituted benzamides as therapeutic agents, in continuity with his on-going work at LUND UNIVERSITY as described in the N-substituted benzamide Statement of Work attached hereto as Appendix B (the "N-SUBSTITUTED BENZAMIDE PROGRAM").

         (ii) The ongoing laboratory-based and clinical program pursuant to which Drs. McCaffrey and Sugar will conceive, direct, manage and conduct research aimed at the continued development of cordycepin, deoxycoformycin and other related compounds, as novel therapeutic agents in cancer and infectious diseases as described in the Cordycepin Statement of Work in Appendix B of the CORDYCEPIN AGREEMENT which previously governed that program (the "CORDYCEPIN PROGRAM").

         (iii) Additional laboratory-based and clinical projects to be proposed by Drs. Pero, McCaffrey and Sugar and other members of the BMCC and Boston University faculty to: (a) explore potential therapeutic synergies between N-substituted benzamides and cordycepin and related compounds; and (b) to identify novel therapeutic agents for use in treating human disease.

         (iv)     A program to  conceive,  design and  conduct  clinical  trials
                  employing  novel  therapeutic   agents  and/or  strategies  in
                  defined disease states.


2.2 OXiGENE understands that BMCC's primary mission is patient care, education and advancement of knowledge, and that the RESEARCH PROGRAM contemplated by this AGREEMENT shall be performed in a manner consistent with that mission. The manner of conducting, and the research projects to be undertaken pursuant to the RESEARCH PROGRAM shall be determined by a committee (the "RESEARCH PROGRAM REVIEW COMMITTEE") initially consisting of:

         (i)      Dr.   Pero,    Research   Program   Director,    Developmental
                  Therapeutics Unit;

         (ii)     Dr.  Ronald P.  McCaffrey,  Head,  Developmental  Therapeutics
                  Unit;

         (iii)    Dr. Joseph  Loscalzo,  Chairman,  BMCC Department of Medicine;
                  and

         (iv)     a  representative   designated  by  OXiGENE;   initially  this
                  representative shall be Dr. Claus Moller, OXiGENE's Chief Medical Officer.

         The Committee shall operate under the Chairmanship of Dr. Loscalzo.


                           ARTICLE III -- COMPENSATION
                           ---------------------------


3.1 In consideration of BMCC's agreement to conduct the RESEARCH PROGRAM as determined and approved by the RESEARCH PROGRAM REVIEW COMMITTEE, OXiGENE agrees to pay to BMCC the amounts set forth in Schedule 3.1 attached hereto (the "INITIAL RESEARCH BUDGET"). The INITIAL RESEARCH BUDGET shall cover the expense of conducting the RESEARCH PROGRAM at the FACILITY for the 12-month period ending July 31, 1998.


3.2 The RESEARCH PROGRAM REVIEW COMMITTEE shall determine and approve a budget for each 12-month period subsequent to the INITIAL RESEARCH BUDGET (each a "SUBSEQUENT BUDGET" and together with the INITIAL BUDGET, the "BUDGET") no later than three (3) months prior to the beginning of the 12-month period to which such SUBSEQUENT BUDGET relates. The RESEARCH PROGRAM REVIEW COMMITTEE, by unanimous decision, shall allocate each BUDGET to the component parts of the RESEARCH PROGRAM. The RESEARCH PROGRAM REVIEW COMMITTEE shall review each BUDGET from time to time to determine if any reallocations are necessary or appropriate.


3.3 BUDGET payments to be made pursuant to ARTICLE III shall be made in quarterly installments in advance, with the first payment due promptly after the EFFECTIVE DATE. BUDGET payments shall be made in the name of "BOSTON MEDICAL CENTER CORPORATION," and if by check shall be sent to Boston Medical Center Corporation, Office of Grants and Contracts, One Boston Medical Center Place, Suite V412, Boston, Massachusetts 02118,
         Attention: Director. If payments are made by wire transfer, they shall be sent to State Street Bank, ABA Number 011000028, to the credit of Account Number 6960-770-3, Beneficiary Boston Medical Center.


                  ARTICLE IV--REVIEW, CONSULTATION, AND ACCESS
                  --------------------------------------------


4.1 From time to time during the performance of the RESEARCH PROGRAM, OXiGENE representatives, upon reasonable advance notice, shall have the opportunity to meet and consult with Drs. Pero, McCaffrey, Sugar and any other Principal Investigator funded under the BUDGET regarding the progress and performance of the RESEARCH PROGRAM.


4.2 Drs. Pero, McCaffrey, Sugar and all Principal Investigators funded from the BUDGET, shall provide:

         (a)      a quarterly accounting, by project, of funds expended;

         (b)      a written  progress  report on the RESEARCH  PROGRAM every six
                  (6) months;

         (c) and a comprehensive written progress report on the RESEARCH PROGRAM every twelve (12) months to the RESEARCH PROGRAM REVIEW COMMITTEE, with copies to OXiGENE, the Chairman of the BMCC Department of Medicine and the Director of the Office of Technology Transfer of Boston University. The reports contemplated by this Section 4.2 shall include an accounting of the disposition of funds, and a projection of budget requirements during the next twelve (12) months.


                             ARTICLE V--PUBLICATION
                             ----------------------


5.1 Each Principal Investigator of any RESEARCH PROGRAM conducted at the FACILITY and funded from the BUDGET shall be free to publish or to present at professional scientific conferences the results of the RESEARCH PROGRAM conducted pursuant to this AGREEMENT. In order to protect against loss of confidentiality or patent rights as a result of any such publication or presentation, a Principal Investigator shall submit copies of drafts of any intended publication or presentation of results of the RESEARCH PROGRAM conducted pursuant to this AGREEMENT to OXiGENE at least thirty (30) days prior to the anticipated date of submission of data for publication or presentation. If OXiGENE, in its reasonable judgment, requires additional time to seek patent protection, then the Principal Investigator shall defer the submission of the materials for such publication or presentation for an additional thirty (30) days.


                           ARTICLE VI--CONFIDENTIALITY
                           ---------------------------


6.1 OXiGENE may wish, from time to time, in connection with the RESEARCH PROGRAM to be conducted at the FACILITY pursuant to this AGREEMENT, to disclose to RESEARCH PROGRAM personnel information that is confidential and proprietary in nature. All such information which has been indicated as confidential orally if disclosed orally or has been marked confidential if disclosed in writing, electronically or visually, shall be kept confidential by RESEARCH PROGRAM personnel for a period of five
         (5) years from the date of receipt of such CONFIDENTIAL INFORMATION. This obligation shall not apply to any information which:

         (a) was already known to RESEARCH PROGRAM personnel as evidenced by written records;

         (b) is, or at some future time, becomes publicly known under circumstances not involving a breach of this AGREEMENT by RESEARCH PROGRAM personnel, or any other person subject to a confidentiality or non-disclosure obligation to OXiGENE;

         (c) RESEARCH PROGRAM personnel are legally compelled, by applicable law, to disclose, provided, however, that in such an event RESEARCH PROGRAM personnel shall give prompt notice to OXiGENE of such a requirement so that it may seek a protective order or other appropriate remedy.


6.2 All RESEARCH PROGRAM personnel to whom OXiGENE discloses CONFIDENTIAL INFORMATION shall sign a CONFIDENTIALITY AGREEMENT in the form attached hereto as Appendix C.


6.3 Neither RESEARCH PROGRAM personnel, nor BMCC, its trustees, officers, employees and agents shall be liable for any claim or damage resulting from the disclosure of CONFIDENTIAL INFORMATION, except to the extent that same results from negligence or willful misconduct of any such person or entity. In no event shall RESEARCH PROGRAM personnel and BMCC, its trustees, officers, employees and agents be liable for indirect, special or consequential damages (including, but not limited to, lost profits). In no event shall the liability of RESEARCH PROGRAM personnel and BMCC, its trustees, officers, employees and agents exceed the amounts payable to BMCC under this AGREEMENT. The foregoing notwithstanding, RESEARCH PROGRAM personnel and BMCC agree that the provisions regarding CONFIDENTIAL INFORMATION contained in this AGREEMENT are fair and reasonable, that money damages would not be a sufficient remedy for any breach of this AGREEMENT by RESEARCH PROGRAM personnel or BMCC, and that in addition to all other remedies, OXiGENE shall be entitled to specific performance and injunctive or other equitable relief as a remedy for such breach.


                             ARTICLE VII--PUBLICITY
                             ----------------------


7.1 Neither party shall use the name of the other party or of any of the RESEARCH PERSONNEL in any advertising or promotional material without the prior written approval of the other party. The foregoing notwithstanding, (i) BMCC shall acknowledge OXiGENE'S financial contribution and sponsorship of the RESEARCH PROGRAM in BMCC's customary reports and publications; (ii) OXiGENE may file a copy of this AGREEMENT (redacted to the extent permitted by applicable law to ensure confidentiality) as an exhibit to, and disclose the existence and describe the terms of this AGREEMENT in, its press releases, reports and filings, including, but not limited to, releases, reports and filings with the US Securities and Exchange Commission and relevant non-US government authorities; and (iii) OXiGENE may make reference to technical publication by RESEARCH PROGRAM personnel or their co-authors. Any publicity of this AGREEMENT pursuant to this ARTICLE VI shall describe the relationship of the parties accurately and appropriately.


                      ARTICLE VIII--INVENTIONS AND PATENTS
                      ------------------------------------


8.1 BMCC shall own all rights to any patentable discovery or invention made at the FACILITY in the course of work conducted under the RESEARCH PROGRAM and funded from the BUDGET, including, but not limited to, processes, methods, formulas and techniques (collectively, "INVENTIONS").


8.2 A committee (the "PATENT COMMITTEE") consisting of Drs. Pero and McCaffrey, the Director of the Office of Technology Transfer of Boston University, one additional representative to be nominated by BMCC and two additional representatives to be nominated by OXiGENE, shall, from time to time, but no less frequently than every six (6) months, evaluate observations, discoveries and inventions made at the FACILITY in the course of work conducted under the RESEARCH PROGRAM, and determine whether to proceed with the filing of a patent application with respect to any such observation, discovery or invention. The costs of such patent filing shall be the responsibility of OXiGENE. Any patent filing and prosecution expense incurred by OXiGENE pursuant to this AGREEMENT shall be offset against future royalties due by OXiGENE in respect of any LICENSE (as defined in Section 8.3). In the event that the PATENT COMMITTEE determines that a patent should not be filed pursuant to this AGREEMENT, each of BMCC or OXiGENE, as the case may be, may file a patent application in its respective name and at its respective expense, and shall so inform the other party. In the event that such a patent is commercialized by either BMCC and OXiGENE, BMCC and OXiGENE will negotiate financial terms (including royalties and the distribution thereof) with respect to such a patent in good faith, recognizing the origin of the INVENTION to be in the RESEARCH PROGRAM, and thus subject to the overall terms and conditions of ARTICLE VIII.


8.3 OXiGENE shall have the option to acquire an exclusive, worldwide, royalty-bearing license (a "LICENSE"), including the right to sublicense, to make, have made, use, lease, market and sell products embodying, or produced through the use of, any INVENTION. Any agreement with respect to a LICENSE shall include financial terms generally and customarily found in license agreement, including a royalty on net sales within the range set forth in Schedule 8.3 attached hereto and appropriate due diligence and administrative provisions.


8.4 Any LICENSE granted to OXiGENE pursuant to Section 8.3 shall be subject to the Boston University Medical Center Patent Policy, except that royalty income received by BMCC from INVENTIONS made in the course of work conducted under the N-SUBSTITUTED BENZAMIDE PROGRAM shall be distributed as follows:

         (i)      20% to BMCC for its unrestricted use;

         (ii) 80% to BMCC to be applied against future BUDGETS for the RESEARCH PROGRAM.

         provided, however, that royalty income received by BMCC from JOINT INVENTIONS (as defined below) shall be distributed fifty percent (50%) in accordance with Boston University Medical Center Patent Policy and fifty percent (50%) in accordance with the provisions of this Section
         8.4. For purposes of this AGREEMENT, a "JOINT INVENTION" is any invention made at the FACILITY in the course of work conducted under the RESEARCH PROGRAM that is the subject of a U.S. patent application in which the persons properly named as inventors under U.S. patent law include at least (a) one (1) individual whose RESEARCH PROGRAM work is funded from the BUDGET and whose work is primarily related to the N-SUBSTITUTED BENZAMIDE PROGRAM, and (b) one (1) individual funded by BMCC whose work is primarily related to the components of the RESEARCH PROGRAM set forth in Sections 2.1 (iii) and (iv).


8.5      Royalty  income  received  from  INVENTIONS  made in the course of work
         conducted  under  the  CORDYCEPIN   PROGRAM  shall  be  distributed  in
         accordance with the Boston University Medical Center Patent Policy.


8.6 If OXiGENE elects to exercise its option to acquire a LICENSE, OXiGENE and BMCC agree to negotiate the specific terms thereof in good faith. The parties agree to use their reasonable best efforts to complete any LICENSE negotiations, including the execution of an agreement, within six (6) months of OXiGENE'S written notice to BMCC electing to exercise its option, provided, however, that if OXiGENE and BMCC agree that reasonable progress has been made in the negotiations of a particular LICENSE agreement, the six-month period shall be extended for one period of ninety (90) days to allow for the conclusion of such negotiations. If no agreement on the terms and conditions of a particular LICENSE agreement can be reached within the period provided in the preceding sentence, then BMCC shall be free to negotiate a license arrangement with a third party. If the terms and conditions agreed to between BMCC and any third party, taken in total, are materially more favorable to such third party than those that were last offered to, and not accepted by, OXiGENE (the "THIRD PARTY TERMS"), BMCC shall give prompt written notice (the "THIRD PARTY LICENSE NOTICE") to OXiGENE of the THIRD PARTY TERMS, and OXiGENE shall have a right of first refusal (exercisable by written notice to BMCC within ten (10) days after receipt by OXiGENE of the THIRD PARTY LICENSE NOTICE) to enter into a license arrangement with BMCC on the THIRD PARTY TERMS.


8.7 If OXiGENE declines to exercise its option to acquire a LICENSE because the subject matter of the INVENTION is outside its strategic focus, and BMCC licenses such INVENTION to a third party, income received by BMCC from such third party licensee shall be distributed in accordance with the provisions of Section 8.4.


                             ARTICLE IX -- LIABILITY
                             -----------------------


9.1 OXiGENE shall defend, indemnify and hold harmless BMCC, its trustees, officers, employees and agents and their respective successors, heirs and assigns (collectively, the "INDEMNITEES"), against any and all liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) that may be incurred by, or imposed upon, the INDEMNITEES, or any of them, in connection with any claim, suit, demand, action or judgment arising out of the following:

         (a) the design, production, manufacture, sale, use in commerce, lease, or promotion by OXiGENE or by an affiliate or sublicensee of OXiGENE of any product, process or service relating to or developed pursuant to this Agreement; or

         (b) any other activities to be carried out pursuant to this Agreement.


9.2 OXiGENE shall have no obligation to indemnify against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) to the extent the same is attributable to: (i) the negligence or willful misconduct of any of the INDEMNITEES; or (ii) if the RESEARCH PROGRAM involves a clinical trial of an investigational drug, a failure of any of the INDEMNITEES to adhere to the terms of the protocol or OXiGENE'S written instructions relative to use of the investigational drug; or (iii) the loss by BMCC of its status as a not-for-profit corporation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.


9.3 BMCC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE RESEARCH OR ANY INVENTION(S) OR PRODUCT(S), WHETHER TANGIBLE, CONCEIVED, DISCOVERED OR DEVELOPED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT. BMCC SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL OR OTHER DAMAGES SUFFERED BY OXiGENE, ANY LICENSEE OR ANY OTHERS RESULTING FROM THE USE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT.


                       ARTICLE X -- INDEPENDENT CONTRACTOR
                       -----------------------------------


10.1 For the purpose of this AGREEMENT and all services to be provided hereunder, the parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing.


                       ARTICLE XI -- TERMS AND TERMINATION
                       -----------------------------------


11.1 The initial term of this AGREEMENT shall be from July 1, 1997 through June 30, 2000. This AGREEMENT shall automatically be extended for additional 12- month periods, provided, however, that either party may give written notice (a "TERMINATION NOTICE") to the other party that it desires to terminate this AGREEMENT, in which case this AGREEMENT shall terminate effective as of the date that is twelve (12) months from the TERMINATION NOTICE.


11.2 BMCC may terminate the AGREEMENT upon thirty (30) days prior written notice to OXiGENE if circumstances beyond its control reasonably preclude continuation of the RESEARCH PROGRAM.


11.3 If, based on any of the meetings or reports specified in ARTICLE IV, OXiGENE, in its sole and absolute discretion, determines that scientific progress in any one or more of the components of the RESEARCH PROGRAM has been inadequate and that it wishes to terminate funding for said component, then OXiGENE may give written notice to BMCC of its determination, in which case funding for such RESEARCH PROGRAM component will terminate effective three (3) months after receipt of said notice by BMCC.


11.4 In the event that either party shall be in default of any of its obligations under this AGREEMENT and shall fail to remedy such default within sixty (60) days after receipt of written notice thereof, the party not in default shall have the right to terminate this AGREEMENT immediately by giving written notice thereof.


11.5 Termination or cancellation of this AGREEMENT shall not affect the rights and obligations of the parties accrued prior to termination. Upon any termination of this AGREEMENT, BMCC shall be entitled to be compensated for all reasonable out-of-pocket expenses and uncancellable commitments incurred as of the effective date of termination in an amount not to exceed the remaining amount then budgeted for the RESEARCH PROGRAM.


11.6 ARTICLES VI and VIII and any other provisions of this AGREEMENT which by their nature extend beyond the termination of this AGREEMENT shall survive such termination. If an INVENTION(S) made prior to the termination of this AGREEMENT results in royalty income subsequent to the termination of this AGREEMENT and said royalty income comes from INVENTIONS made in the course of work conducted under the N-SUBSTITUTED BENZAMIDE PROGRAM, it shall be distributed as follows:

         (i)      50% to BMCC and

         (ii)     50% to OXiGENE

         until BMCC has received five million dollars ($5,000,000) in cumulative payments, and thereafter:

         (iii)    20% to BMCC and

         (iv)     80% to OXiGENE.

         If said royalty income is from JOINT INVENTIONS, fifty percent (50%) shall be distributed in accordance with Boston University Medical Center Patent Policy and fifty percent (50%) in accordance with the provisions of this Section 11.6.


                      ARTICLE XII -- MEDIATION/ARBITRATION
                      ------------------------------------


12.1 In the event a controversy or dispute arises between the parties relating to any provision of this AGREEMENT, including, but not limited to, the specific terms of any LICENSE agreement being negotiated in connection with the exercise of OXiGENE'S option pursuant to Section
         8.3 hereof, or the breach of any provision of this AGREEMENT, the parties agree to use the following procedure prior to either party pursuing other available remedies.

         (a) The parties shall promptly hold a meeting, such meeting to be attended by individuals with decision-making authority regarding the dispute, in an attempt to negotiate a resolution of the dispute in good faith.

         (b) If within thirty (30) days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation by the American Arbitration Association (the "AAA"), the cost of such mediation to be borne equally by both parties.

         (c) The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days. If the parties are not successful in resolving the dispute through mediation, then either party may submit the dispute to arbitration, unless the parties mutually agree otherwise.


12.2     Arbitration shall be subject to the following terms:

         (a) The arbitration shall be held at a mutually agreeable location in the Boston, Massachusetts metropolitan area.

         (b) The arbitrator(s) shall be an independent, impartial third party(ies) having no direct or indirect personal or financial relationship to any of the parties to the dispute, who has(have) agreed to accept the appointment as arbitrator(s) on the terms set out in this ARTICLE XII.

         (c) The arbitrator(s) shall be an active or retired attorney, law professor or judicial officer with at least five (5) years experience in commercial technology transfer matters and a familiarity with the laws governing proprietary rights in intellectual property.

         (d)      The arbitrator(s) shall be selected as follows:

                  Each party shall submit a description of the matter to be arbitrated together with the terms of this ARTICLE XII to the AAA at its Regional Office in Boston, Massachusetts. The AAA shall submit to the parties a list of the qualified arbitrators available to arbitrate the matter. The first arbitrator acceptable to both parties shall be deemed the selected arbitrator with respect to the dispute then at issue under this AGREEMENT. In the event of a failure to select a mutually agreeable arbitrator, the parties will each select an arbitrator and the two arbitrators will select a third arbitrator.

         (e) Within sixty (60) days after selection of the arbitrator(s), each party shall submit a description of the matter to be arbitrated to said arbitrator(s).

         (f) From the date the arbitrator(s) is in possession of both parties' submitted material, the arbitrator(s) shall have forty-five (45) days in which to hear oral testimony and render a decision. Each party shall have a maximum of two (2) working days during said forty-five day period in which to present oral testimony.

         (g) Time periods set forth in this ARTICLE XII may be altered only by mutual consent of the parties;

         (h) The arbitrator(s) shall announce the award in writing accompanied by written findings explaining the facts determined in support of the award and any relevant conclusions of law;

         (i) The fees of the arbitrator(s) and any other costs and fees associated with the arbitration shall be paid in accordance with the decision of the arbitrator(s), except that the prevailing party shall pay no more than one-half of such costs.

         (j) Except as provided in Section 12.2(i) the decision of the arbitrator(s) shall be final and binding on all parties, and judgment may be entered thereon in any court having jurisdiction thereof.


                             ARTICLE XIII -- GENERAL
                             -----------------------


13.1 This AGREEMENT may not be assigned by either party without the prior written consent of the other party, provided, however, that OXiGENE may assign this AGREEMENT, in whole or in part, to any person controlling, under common control with or controlled by OXiGENE. The foregoing notwithstanding, the sale of all or substantially all of OXiGENE'S assets or the merger or consolidation of OXiGENE with or into another entity shall not be deemed an assignment by OXiGENE of this AGREEMENT.


13.2 This AGREEMENT constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces any prior agreement or understanding, whether written or oral. No representations and warranties, other than those expressly set forth herein, shall be deemed to have been made. The foregoing notwithstanding, the CORDYCEPIN AGREEMENT is hereby terminated and shall no longer have any force and effect, except provisions relating to the STUDY (as defined in the CORDYCEPIN AGREEMENT) and ARTICLE VIII, including APPENDIX E (with respect to the licensing of cordycepin) shall remain in effect. This AGREEMENT may not be amended, modified or supplemented, unless signed by the parties hereto.


13.3 Any notice required by this AGREEMENT shall be deemed sufficiently given if sent in writing by prepaid, first class, certified or registered mail, return receipt requested, addressed in the case of BMCC to:

                  Office of General Counsel
                  Boston Medical Center Corporation
                  One Boston Medical Center Place, Suite 217
                  Boston, MA  02118
                           Attn.: General Counsel


                  with a copy to:


                  Office of Technology Transfer
                  Community Technology Fund
                  Boston University
                  108 Bay State Road
                  Boston, MA 02215
                           Attn.:  Director


                  and in the case of OXiGENE to:


                  OXiGENE, Inc.
                  110 East 59th Street, 29th Floor
                  New York, NY 10022
                           Attn.:  Vice President


                  with a copy to:


                  OXiGENE Europe AB
                  Ideon Research Park
                  Scheelevagen 17
                  S-223 70 Lund,
                  SWEDEN
                           Attn.:  Chief Scientific Officer


         or at such other address as may be designated by notice given from time to time pursuant to the terms of this provision.


13.4 This AGREEMENT shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.



     IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives.


OXiGENE, Inc                             BOSTON MEDICAL CENTER
CORPORATION


By:      --------------------------      By:     -------------------------


Name:    Bo Haglund                      Name:   Kevin Ward


Title:   Chief Financial Officer         Title:  Director of Financial Planning